CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Forum National Investments Ltd. (the "Company") on Form 20-F for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan Clozza, Principal Executive and I, Martin Tutschek, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dan Clozza
Dan Clozza, Principal Executive Officer
February 19, 2013

/s/ Martin Tutschek
Martin Tutschek, Principal Financial Officer
February 19, 2013